 Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Third Quarter Financial Results and Revises Upwards 2023 Financial Guidance Range for Adjusted EBITDA(1)

•	Consolidated Revenue increased 14.8% to $402.0 million in the third quarter of 2023 from $350.0 million in the third quarter of 2022; Excluding Revenue from our Artificial Intelligence (“AI”) reporting segment, Revenue from the Imaging Centers reporting segment in the third quarter of 2023 was $399.1 million, an increase of 14.3% from last year’s third quarter of $349.1 million
•	Excluding losses from our AI reporting segment, Adjusted EBITDA(1) from the Imaging Centers reporting segment was $60.4 million in the third quarter of 2023 as compared with $50.2 million in the third quarter of 2022, an increase of 20.3%
•	After adjusting for certain unusual or one-time items impacting the quarters and AI pre-tax losses, Adjusted Earnings(3) was $9.9 million and diluted Adjusted Earnings Per Share(3) was $0.14 for the third quarter of 2023 as compared with Adjusted Earnings(3) of $5.3 million and Adjusted Earnings Per Share(3)of $0.09 for the third quarter of 2022
•	Aggregate procedural volumes increased 8.6%; Same-center procedural volumes increased 4.2% compared to the third quarter of 2022
•	AI Revenue increased 220.8% from the third quarter of 2022 and sequentially increased 21.4% from the second quarter of 2023
•	During the third quarter, we expanded our relationship with Cedars-Sinai by creating a new joint venture in Los Angeles and materially increasing the size of an existing joint venture
•	RadNet further revises full-year 2023 guidance levels, increasing the Adjusted EBITDA(1) guidance range

LOS ANGELES, California, November 8, 2023 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 366 owned and operated outpatient imaging centers, today reported financial results for its third quarter of 2023.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented, “I am very pleased with our performance in the third quarter. We continue to experience strong procedural volumes, contributing to the highest third quarter Revenue in our Company’s history. Compared with last year’s third quarter, our Imaging Center segment Revenue increased 14.3%, driven by 8.6% aggregate and 4.2% same center procedural volume growth. Additionally, taking into account one less work day in the third quarter of 2023 as compared with the second quarter of this year, our Revenue per work day increased sequentially, a trend which has continued thus far into this year’s fourth quarter.”

Dr. Berger continued, “Despite a challenging labor market and other inflationary pressures, we were effective in managing expenses during the quarter. Our Imaging Center segment Adjusted EBITDA(1) increased 20.3% as compared with last year’s third quarter, which resulted in Imaging Center margin expansion from 14.4% in last year’s third quarter to 15.1% in this year’s same quarter. As a result of the strong operating performance and our confident outlook for the fourth quarter, we have elected to increase our 2023 guidance range for Adjusted EBITDA(1) for the third time this year.”

“Our AI segment continues to steadily grow, increasing by 221% from last year’s third quarter. This was driven by the launch of our Enhanced Breast Cancer Detection (“EBCD”) mammography offering. We are now fully rolled-out with this service to all of our mammography centers on the east coast, and we have begun program implementation in California, which we anticipate will be completed by the end of the first quarter of 2024. We are experiencing close to a 35% adoption rate on the east coast, a metric we expect to increase as we continue to educate patients and referring physicians about the significant advantages of electing EBCD. We are on target to meet our AI segment guidance for 2023 and continue to work towards break-even Adjusted EBITDA(1) from the AI segment by the end of next year,” continued Dr. Berger.

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Dr. Berger added, “I am very pleased to announce that during the quarter, we expanded our outpatient radiology partnership with Cedars-Sinai. This includes establishing a new joint venture called Los Angeles Imaging Group, initially with three locations, as well as broadening our existing three-center joint venture, Santa Monica Imaging Group, to include the contribution of seven additional centers -- five of which were contributed by Cedars-Sinai. The expanded relationship with Cedars-Sinai is designed to increase patient access to outpatient radiology by broadening the ambulatory network of imaging centers throughout Los Angeles, including certain underserved communities. The ventures will streamline and improve patient care by improving workflow, providing better access to records and producing more timely and accurate results for patients and referring physicians. After giving effect to the expanded Cedars-Sinai relationship, we now have almost 36% of our imaging centers held within health system partnerships.”

Dr. Berger concluded, “We are well-positioned with low financial leverage and strong liquidity to continue to accelerating growth. We ended the third quarter with a cash balance of $338 million, a ratio of Net Debt to Adjusted EBITDA(1) slightly above two and an undrawn $195 million revolving credit facility. While we will continue to execute on a de novo strategy we began almost two years ago, we are being presented with acquisition opportunities and health system partnerships with greater frequency. We look forward to being in a position to discuss some of these opportunities in the coming quarters.”

Third Quarter Financial Results

For the third quarter of 2023, RadNet reported Revenue from its Imaging Centers reporting segment of $399.1 million and Adjusted EBITDA(1) of $60.4 million, which excludes Revenue and Adjusted EBITDA(1) losses from the AI reporting segment. As compared with last year’s third quarter, Revenue increased $49.9 million (or 14.3%) and Adjusted EBITDA(1) increased $10.2 million (or 20.3%).

Including our AI reporting segment, Revenue was $402.0 million in the third quarter of 2023, an increase of 14.8% from $350.0 million in last year’s third quarter. Including the Adjusted EBITDA(1) losses of the AI reporting segment, Adjusted EBITDA(1) was $57.9 million in the third quarter of 2023 and $45.8 million in the third quarter of 2022, an increase of 26.5%.

For the third quarter of 2023, RadNet reported Net Income of $17.5 million as compared with $668,000 for the third quarter of 2022. Diluted Net Income Per Share for the third quarter of 2023 was $0.25, compared with a Diluted Net Income per share of $0.01 in the third quarter of 2022, based upon a weighted average number of diluted shares outstanding of 68.8 million shares in 2023 and 57.7 million shares in 2022.

There were a number of unusual or one-time items impacting the third quarter including: $2.3 million of non-cash loss from interest rate swaps (net of the amortization of the accumulation of the changes in fair value from Other Comprehensive Income); $1.2 million of severance paid in connection with headcount reductions related to cost savings initiatives; $16.8 million gain on the contribution of imaging centers into the Santa Monica Imaging Group joint venture with Cedars-Sinai; $1.0 million expense related to leases for our de novo facilities under construction that have yet to open their operations; $1.3 million of pre-tax losses related to our AI reporting segment (net of non-cash adjustments to contingent consideration and intangible AI assets); and $915,000 loss from revaluation of certain acquisition contingent consideration. Adjusting for the above items, Adjusted Earnings(3) from the Imaging Centers reporting segment was $9.9 million and diluted Adjusted Earnings Per Share(3) was $0.14 during the third quarter of 2023.

Also, affecting Net Income in the third quarter of 2023 were certain non-cash expenses and unusual items, including $4.3 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock and $746,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

For the third quarter of 2023, as compared with the prior year’s third quarter, MRI volume increased 11.7%, CT volume increased 10.9% and PET/CT volume increased 17.7%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 8.6% over the prior year’s third quarter. On a same-center basis, including only those centers which were part of RadNet for both the third quarters of 2023 and 2022, MRI volume increased 6.9%, CT volume increased 6.0% and PET/CT volume increased 15.2%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.2% over the prior year’s same quarter.

Nine Month Financial Results

For the nine month period of 2023, RadNet reported Revenue from its Imaging Centers reporting segment of $1,189 million and Adjusted EBITDA(1) of $176.8 million. Revenue increased $145.7 million (or 14.0%) and Adjusted EBITDA(1) increased $29.3 million (or 19.9%). Including our AI reporting segment Revenue of $7.4 million, Revenue was $1,196 million in the nine months of 2023, an increase of 14.3% from $1,046.2 million in last year’s nine month period. Including the AI reporting segment Adjusted EBITDA(1) losses, Adjusted EBITDA(1) for the nine month period of 2023 was $166.5 million as compared with $135.2 million in the same nine month period of 2022.

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For the nine month period in 2023, RadNet reported Net Income of $4.9 million as compared with $11.6 million over the first nine months of 2022. Per share diluted Net Income for the first nine months of 2023 was $0.08, compared to a diluted Net Income per share of $0.19 in the same nine month period of 2022 (based upon a weighted average number of diluted shares outstanding of 63.2 million in 2023 and 57.0 million in 2022).

Affecting Net Income in the nine months of 2023 were certain non-cash expenses and unusual items including:

$3.2 million of severance paid in connection with headcount reductions related to cost savings initiatives; $2.7 million expense related to leases for our de novo facilities under construction that have yet to open their operations; $17.6 million of pre-tax losses related to our AI reporting segment (net of non-cash adjustments related to contingent consideration and intangible AI assets); $915,000 loss from revaluation of certain acquisition contingent consideration; $21.4 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $16.8 million gain on the contribution of imaging centers into the Santa Monica Imaging Group joint venture with Cedars-Sinai; and $746,000 of non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

2023 Guidance Update

RadNet amends its previously announced guidance levels as follows:

Imaging Center Segment

	Original Guidance Range	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results
Total Net Revenue	$1,525 - $1,575 million	$1,575 - $1,610 million	Unchanged
Adjusted EBITDA(1)	$220 - $230 million	$232 - $242 million	$235 - $245 million
Capital Expenditures(a)	$105 - $115 million	$110 - $120 million	$115 - $125 million
Cash Interest Expense(c)	$35 - $40 million	$45 - $50 million	Unchanged
Free Cash Flow (b)(2)	$70 - $80 million	$65 - $75 million	Unchanged
Artificial Intelligence Segment
	Original Guidance Range	Revised Guidance Range After Q2 Results	Revised Guidance Range After Q3 Results
Total Net Revenue	$16 - $18 million	$11 - $13 million	Unchanged
Adjusted EBITDA(1)	$(9) - $(11) million	$(11) - $(13) million	Unchanged

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, New Jersey Imaging Network capital expenditures, a $19.8 million one-time purchase with a promissory note of equipment previously leased under operating leases and a $5 million purchase of software and other intellectual property from a vender.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Interest Expense.
(c)	Excludes payments to or from counterparties on interest rate swaps and nets interest income from our cash balance recorded in Other Income.

Dr. Berger highlighted, “We elected to increase our guidance level for Adjusted EBITDA(1) to reflect our continued strong operating performance. We have been consistently outperforming our internal budget, which is a result of strong procedural volumes and Revenue and improved margins through active expense management. We also raised our capital expenditure guidance range to account for the continued aggressive reinvestment of our cash flow into expanding capacity, de novo facilities, hospital joint ventures and information technology solutions.”

Financial Results Conference Call

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its third quarter 2023 results on Thursday, November 9th, 2023 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

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Conference Call Details:

Date: Thursday, November 9, 2023

Time: 10:30 a.m. Eastern Time

Dial In-Number: 844-826-3035

International Dial-In Number: 412-317-5195

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at https://viavid.webcasts.com/starthere.jsp?ei=1639730&tp_key=c810ee0866 or http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 10183631.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are expressions of our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, and anticipated future conditions, events and trends. Forward-looking statements can generally be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements in this press release include, among others, statements we make regarding response to and the expected future impacts of COVID-19, including statements about our anticipated business results, balance sheet and liquidity and our future liquidity, burn rate and our continuing ability to service or refinance our current indebtedness.

Forward-looking statements are neither historical facts nor assurances of future performance. Because forward-looking statements relate to the future, they are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

•	the availability and terms of capital to fund our business;
•	our ability to service our indebtedness, make principal and interest payments as those payments become due and remain in compliance with applicable debt covenants, in addition to our ability to refinance such indebtedness on acceptable terms;
•	regulatory changes that increase minimum wage thresholds;
•	changes in general economic conditions nationally and regionally in the markets in which we operate;
•	the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities;
•	our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so;
•	our ability to acquire, develop, implement and monetize technology, digital health initiatives, artificial intelligence algorithms and applications;
•	volatility in interest and exchange rates, or credit markets;
•	the adequacy of our cash flow and earnings to fund our current and future operations;
•	changes in service mix, revenue mix and procedure volumes;
•	delays in receiving payments for services provided;
•	increased bankruptcies among our partner physicians or joint venture partners;
•	the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the future of the Affordable Care Act;
•	the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof by federal and state regulators or related litigation result in a reduction in coverage or reimbursement rates for our services, or other material impacts to our business;
•	closures or slowdowns and changes in labor costs and labor difficulties, including stoppages affecting either our operations or our suppliers' abilities to deliver supplies needed in our facilities;
•	the occurrence of hostilities, political instability or catastrophic events;
•	the emergence or reemergence of and effects related to future pandemics, epidemics and infectious diseases; and
•	noncompliance by us with any privacy or security laws or any cybersecurity incident or other security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information.

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Any forward-looking statement contained in this current report is based on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that we may make from time to time, whether as a result of changed circumstances, new information, future developments or otherwise, except as required by applicable law.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc., is the leading national provider of freestanding, fixed-site diagnostic imaging services and related information technology solutions (including artificial intelligence) in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 366 owned and/or operated outpatient imaging centers. RadNet's markets include Arizona, California, Delaware, Florida, Maryland, New Jersey and New York. Together with affiliated radiologists, inclusive of full-time and per diem employees and technologists, RadNet has a total of over 9,000 employees. For more information, visit http://www.radnet.com.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash equivalents	$337,884	$127,834
Accounts receivable	167,736	166,357
Due from affiliates	24,848	18,971
Prepaid expenses and other current assets	48,204	54,022
Total current assets	578,672	367,184
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	577,227	565,961
Operating lease right-of-use assets	613,164	603,524
Total property, plant, equipment and right-of-use assets	1,190,391	1,169,485
OTHER ASSETS
Goodwill	676,376	677,665
Other intangible assets	91,833	106,228
Deferred financing costs	1,803	2,280
Investment in joint ventures	94,472	57,893
Deposits and other	54,478	53,172
Total assets	$2,688,025	$2,433,907

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$302,086	$369,595
Due to affiliates	24,448	23,100
Deferred revenue	5,176	4,021
Current operating lease liability	59,324	57,607
Current portion of notes payable	16,043	12,400
Total current liabilities	407,077	466,723
LONG-TERM LIABILITIES
Long-term operating lease liability	614,038	604,117
Notes payable, net of current portion	844,302	839,344
Deferred tax liability, net	16,645	9,256
Other non-current liabilities	9,805	23,015
Total liabilities	1,891,867	1,942,455
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 67,848,209 and 57,723,125 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	7	6
Additional paid-in-capital	714,910	436,288
Accumulated other comprehensive loss	(18,297)	(20,677)
Accumulated deficit	(77,719)	(82,622)
Total RadNet, Inc.'s stockholders equity	618,901	332,995
Noncontrolling interests	177,257	158,457
Total equity	796,158	491,452
Total liabilities and equity	$2,688,025	$2,433,907

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(IN THOUSANDS EXCEPT FOR SHARE AND PER SHARE DATA)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

REVENUE
Service fee revenue	$361,927	$312,043	$1,078,265	$931,819
Revenue under capitation arrangements	40,041	38,001	117,982	114,366
Total service revenue	401,968	350,044	1,196,247	1,046,185
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	341,635	313,943	1,038,647	934,757
Depreciation and amortization	32,210	29,229	95,705	85,209
Loss (gain) on sale and disposal of equipment and other	527	(247)	1,183	962
Gain on contribution of imaging centers into joint venture	(16,808)	$–	(16,808)	$–
Severance costs	1,153	195	3,157	496
Total operating expenses	358,717	343,120	1,121,884	1,021,424
INCOME (LOSS) FROM OPERATIONS	43,251	6,924	74,363	24,761
OTHER INCOME AND EXPENSES
Interest expense	16,115	12,420	47,876	35,398
Equity in earnings of joint ventures	(1,084)	(3,085)	(3,935)	(8,350)
Non-cash change in fair value of interest rate hedge	1,015	(12,451)	949	(39,576)
Other expenses (income)	(4,081)	1,405	(2,609)	1,562
Total other expense (income)	11,965	(1,711)	42,281	(10,966)
INCOME (LOSS) BEFORE INCOME TAXES	31,286	8,635	32,082	35,727
Provision for income taxes	(7,220)	(2,188)	(7,741)	(7,087)
NET INCOME (LOSS)	24,066	6,447	24,341	28,640
Net income (loss) attributable to noncontrolling interests	6,526	5,779	19,437	17,055
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$17,540	$668	$4,904	$11,585

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.26	$0.01	$0.08	$0.21

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.25	$0.01	$0.08	$0.19
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	67,793,404	56,744,419	62,113,707	56,041,017
Diluted	68,809,818	57,651,761	63,221,251	57,036,417

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS

(IN THOUSANDS)

(unaudited)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$24,341	$28,640
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	95,705	85,209
Amortization of operating lease assets	47,542	51,573
Equity in earnings of joint ventures	(3,935)	(8,350)
Distributions from joint ventures	8,947	–
Amortization deferred financing costs and loan discount	2,240	1,943
Loss (Gain) non sale and disposal of equipment	1,183	962
Gain on contribution of imaging centers into joint venture	(16,808)	–
Amortization of cash flow hedge	2,765	2,771
Non-cash change in fair value of interest rate hedge	948	(39,576)
Stock-based compensation	21,380	19,112
Other noncash item included in cost of operations	3,949	–
Change in fair value of contingent consideration	(4,112)	(329)
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(1,379)	(36,686)
Other current assets	5,754	(4,934)
Other assets	(16,641)	3,738
Deferred taxes	7,389	8,955
Operating lease liability	(43,390)	(49,597)
Deferred revenue	1,155	(7,809)
Accounts payable, accrued expenses and other	(5,090)	37,148
Net cash provided by operating activities	131,943	92,770
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities and other acquisitions	(10,915)	(26,009)
Purchase of property and equipment and other	(136,537)	(98,606)
Proceeds from sale of equipment	82	3,008
Equity contributions in existing and purchase of interest in joint ventures	(5,453)	(1,441)
Net cash used in investing activities	(152,823)	(123,048)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(1,929)	–
Payments on Term Loan Debt	(11,062)	(9,938)
Purchase of noncontrolling interests by third party	5,102	–
Payments on contingent consideration	(3,390)	–
Distributions paid to noncontrolling interests	(3,523)	–
Proceeds from issuance of common stock	245,831	–
Proceeds from issuance of common stock upon exercise of options	72	–
Net cash used in financing activities	231,101	(9,938)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(171)	616
NET DECREASE IN CASH AND CASH EQUIVALENTS	210,050	(39,600)
CASH AND CASH EQUIVALENTS, beginning of period	127,834	134,606
CASH AND CASH EQUIVALENTS, end of period	$337,884	$95,006

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$58,825	$30,251
Cash paid during the period for income taxes	$225	$560

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RADNET, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.

COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net income (loss) attributable to Radnet, Inc. common stockholders	$17,540	$668	$4,904	$11,585
Income taxes	7,220	2,188	7,741	7,087
Interest expense	16,115	12,420	47,876	35,398
Severance costs	1,153	195	3,157	496
Depreciation and amortization	32,210	29,229	95,705	85,209
Non-cash employee stock-based compensation	4,325	3,317	21,381	19,112
Loss (gain) on sale and disposal of equipment and other	527	(247)	1,183	962
Non-cash change in fair value of interest rate hedge	1,015	(12,451)	949	(39,576)
Other expenses	(4,081)	1,405	(2,609)	1,562
Legal settlements	–	–	–	2,197
Change in estimate related to refund liability	–	8,089	–	8,089
Gain on contribution of imaging centers into joint venture	(16,808)	–	(16,808)	–
Non-cash change to contingent consideration	(6,276)	–	(3,646)	–
Acquisition related non-cash intangible adjustment	3,950	–	3,950	–
Non-operational rent expenses	1,030	959	2,748	3,120

Adjusted EBITDA Including EBITDA Losses from AI Segment	$57,920	$45,772	$166,531	$135,241

EBITDA Losses from AI Segment	2,499	4,462	10,283	12,253

Adjusted EBITDA excluding EBITDA Losses from AI Segment	$60,419	$50,234	$176,814	$147,494

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PAYOR CLASS BREAKDOWN

Third Quarter
2023

Commercial Insurance	58.3%
Medicare	22.9%
Capitation	10.0%
Medicaid	2.7%
Workers Compensation/Personal Injury	2.5%
Other	3.8%
Total	100.0%

RADNET PAYMENTS BY MODALITY

	Third Quarter	Full Year	Full Year	Full Year
	2023	2022	2021	2020

MRI	37.2%	36.8%	36.0%	35.4%
CT	16.6%	17.5%	17.2%	17.6%
PET/CT	6.5%	5.8%	5.5%	6.0%
X-ray	6.5%	6.7%	3.9%	7.3%
Ultrasound	12.9%	12.6%	12.7%	12.3%
Mammography	15.7%	15.3%	16.1%	15.7%
Nuclear Medicine	0.8%	0.9%	1.0%	1.0%
Other	3.8%	4.5%	4.6%	4.7%
	100.0%	100.0%	100.0%	100.0%

PROCEDURES BY MODALITY*

	Third Quarter	Third Quarter
	2023	2022

MRI	389,566	348,912
CT	230,276	207,554
PET/CT	15,216	12,932
Nuclear Medicine	8,533	9,387
Ultrasound	607,995	554,782
Mammography	452,756	418,335
X-ray and Other	806,677	759,546

Total	2,511,019	2,311,448

* Volumes include wholy owned and joint venture centers.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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RADNET, INC. AND SUBSIDIARIES

SCHEDULE OF ADJUSTED EARNINGS AND EARNINGS PER SHARE (3)

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	September 30,	September 30,
	2023	2022

NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.
COMMON STOCKHOLDERS	$17,540	$668

Add non-cash impact of cash flow hedges (i)	2,260	(11,206)
Add increase in reserve for patient refunds	–	8,089
Add severance costs	1,153	195
Subtract gain on contribution of imaging centers into joint venture	(16,808)	–
Add non-operational rent expenses (iii)	1,030	959
AI Segment losses (iv)	1,331	7,787
Subtract non-cash change to contingent consideration - Heart Lung Health	915
Total adjustments - loss (gain)	(10,119)	5,824
Subtract tax impact of Adjustments (ii)	2,439	(1,153)
Tax effected impact of adjustments	(7,680)	4,671

TOTAL ADJUSTMENT TO NET INCOME ATTRIBUTABLE
TO RADNET, INC. COMMON SHAREHOLDERS	(7,680)	4,671

ADJUSTED NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC.	9,860	5,339
COMMON STOCKHOLDERS

WEIGHTED AVERAGE SHARES OUTSTANDING
Diluted	68,809,818	57,651,761

ADJUSTED DILUTED NET INCOME PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.14	$0.09

(i) Impact is the combination of (a) the loss in fair value of the hedges during the quarter of $1,015  in 2023 and gain of $12,451 in 2022 and (b) the amortization of the accumulation of the changes in fair value out of Other Comprehensive Income that existed prior to the hedges becoming ineffective of $1,245 in 2023 and $1,245 in 2022.

(ii) Tax effected using 24.1% blended federal and state effective tax rate for 2023 and 19.8% for 2022.

(iii) Represents rent expense associated with de novo sites under construction prior to them becoming operational.

(iv) Represents pre-tax net income  losses before income taxes from Artificial Intelligence reporting segment.

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